Investor Relations Contact:	Company Contact:
Crocker Coulson, President	Wenwei Tian, Director of Investor Relation
CCG Elite	Puda Coal, Inc.
+1-646-213-1915	+86-351-228-1302
crocker.coulson@ccgir.com	awtian@yahoo.com

FOR IMMEDIATE RELEASE

Puda Coal Provides Business Outlook Update

2007 revenues expected to grow to $165 to $172 million

2007 operating income expected to grow to $27-$29 million

TAIYUAN, SHANXI, China, February 15th, 2007 - Puda Coal, Inc. (OTC BB PUDC) (“Puda Coal” or “the Company”), a leading supplier of China's high grade metallurgical coking coal used to make coke for the purposes of steel manufacturing, today announced preliminary results for the fiscal year ended December 31, 2006 and issued its financial guidance for 2007.

Puda Coal now expects to report total revenues for 2006 in the range of approximately $137 million to $138 million, or about 165% over 2005 revenues of $51.7 million, consistent with the company’s previous guidance of 2006 revenues of $137 million. In addition, the Company expects to report full year 2006 operating income of between $22 million and $23 million.

Puda Coal also emphasized financial guidance for 2007 stating that the revenue expectation for the full year 2007 is of $165 to $172 million, consistent with its earlier 2007 guidance. In addition, the Company expects to report full year 2007 operating income of between $27 million and $29 million.

“As we enter 2007, we are optimistic about our near-term, as well as long-term, opportunities to grow Puda Coal into a leading provider of high grade, metallurgical coking coal, while delivering strong top- and bottom-line results to our shareholders,” said Zhao Ming, Chairman and Chief executive officer. “The continued robust demand for our products from the steel industry, efficient operations, and long term supply agreements for coal all provide us confidence that these goals are achievable.”

Puda Coal cautioned above estimates for 2006 results are preliminary and the Company has not yet completed its 2006 audit. Therefore, these results are subject to change and revision. The Company expects to report audited financial results for the full year 2006 in March of 2007.

About Puda Coal, Inc.

Puda Coal, through its affiliates and controlled entities, supplies premium grade coking coal to the steel making industry for use in making coke. The Company currently possesses 2.7 million etric tons of annual coking coal cleaning capacity, and management believes it is the largest coking coal cleaning company in terms of capacity in Shanxi Province, China. Shanxi Province provides 20 - 25% of China's coal output and supplies nearly 50% of China's coke.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

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